                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           CAPITAL MARITIME & TRADING CORP.

                UNDER SECTION 93 OF THE BUSINESS CORPORATIONS ACT

                                    ARTICLE I
                         Amendment of Original Articles

         (a)      These Amended and Restated Articles of Incorporation of
Capital Maritime & Trading Corp. (hereinafter the "Corporation") shall replace in their entirety all sections of the Articles of Incorporation of Capital
Maritime & Trading Corp., filed with the Deputy Registrar on March 10, 2005.

         (b) These Amended and Restated Articles of Incorporation of the
Corporation have been authorised by the sole shareholder of the Corporation pursuant to Section 88(1) of the Republic of the Marshall Islands Business
Corporations Act ("BCA") and have been amended and restated pursuant to Section
93 of BCA.

                                   ARTICLE II
                                      Name

The name of the Corporation shall be:

                        Capital Maritime & Trading Corp.

                                   ARTICLE III
                            Address; Registered Agent

                  The address of the Corporation's registered office in the
Republic of the Marshall Islands shall be Trust Company Complex, Ajeltake Road,
Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation's registered agent at such address shall be The Trust Company of the Marshall
Islands, Inc.

                                   ARTICLE IV
                                     Purpose

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         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the
Marshall Islands Business Corporations Act.

                                    ARTICLE V
                                  Capital Stock

         Section 1. Authorized Capital Stock. The Corporation shall have authority to issue two classes of stock to be designated, respectively, the
"Common Stock" and "Preferred Stock", in a total number of 205,000,000 shares.
The Corporation shall have authority to issue 200,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         Section 2. Preferred Stock. The Board of Directors shall have the authority to establish preferred shares in one or more series and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolutions providing for the issue of such preferred shares. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

         Section 3. No Preemptive Rights.  Shareholders of the Corporation shall have no conversion, redemption or preemptive rights to subscribe to any of the
Corporation's securities.

                                   ARTICLE VI
                                    Directors

         Section 1. Board of Directors.  (a)   The business and affairs of the
Corporation shall be managed by or under the direction of the Board of
Directors.

         (b) The initial Board of Directors shall consist of seven directors.
Subsequent to the establishment of the initial directors, the exact number of directors comprising the entire Board shall be not less than three nor more than twelve (subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances) as determined from time to time by resolution adopted by the affirmative vote of a majority of the entire
Board.

         (c) Directors shall be elected by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Cumulative voting, as defined in Division 7, Section 71(2) of the BCA, shall not be used to elect directors.

         (d) Until such time as the Permitted Holder shall no longer own outstanding shares representing at least forty point one percent (40.1%) of the
Voting Power of the

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outstanding Voting Stock (the "Trigger Date"), the term of each director of the
Corporation shall expire at the next annual meeting of shareholders following such director's election and until such director's successor shall have been elected and qualified. Effective on and after the Trigger Date, the term of each director shall be determined as described in Section 3, of this Article VI.

         As used herein, the term "Permitted Holder" shall mean any of Evangelos
M. Marinakis, his spouse, his parents, his issue or issue thereof, any Estate
Planning Vehicle, or a Person Controlled by any one or a group of them.

         As used herein, "Person" shall mean any individual, corporation, partnership, unincorporated association or other entity.

         As used herein, the term "Control" (including the terms "Controlled By"
and "Under Common Control With"), with respect to the relationship between or among two or more Persons, shall mean both (a) the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, and (b) ownership, directly or indirectly, of a majority of the equity securities or equity interests of such subject Person.

         As used herein, the term "Estate Planning Vehicle" shall mean a trust, partnership, or foundation, the principal beneficiaries or partners of which may include any one or more of Evangelos M. Marinakis, his spouse, his parents, his issue, or issue thereof.

         As used herein, "Voting Power", when used with reference to the Stock
(Common Stock or Preferred Stock) of, or units of equity interest in, the
Corporation, shall mean a majority of the total voting power in the election of directors.

         As used herein, "Voting Stock" shall mean, with respect to any corporation, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

         Section 2. Removal; Filling of Newly Created Directorships and
Vacancies. (a) Prior to the Trigger Date, and subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire Board may be removed, with or without cause, by the affirmative vote of a majority of the combined Voting Power of the outstanding Voting Stock.
Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of preferred stock are entitled to elect directors of the
Corporation pursuant to the provisions contained in the resolution or resolutions of the Board providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

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         (b) Prior to the Trigger Date, newly created directorships resulting from any increase in the number of directors shall be filled by the Board by the affirmative vote of a majority of the directors then in office, or by the shareholders by the affirmative vote of the holders of a majority of the combined Voting Power of the Voting Stock, voting together as a single class.
Prior to the Trigger Date, any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, or by the shareholders by the affirmative vote of the holders of a majority of the combined Voting Power of the Voting Stock, voting together as a single class.

         Section 3. Effect of Trigger Date. (a) Effective on and after the
Trigger Date, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of each of the three classes expiring successively each year. As soon as practicable after the
Trigger Date, the shareholders of the Corporation shall hold a meeting to divide the Board of Directors into three classes, with the term of office of the first class to expire at the first Annual Meeting of Shareholders to be held after the
Trigger Date, the term of office of the second class to expire at the second
Annual Meeting of Shareholders to be held after the Trigger Date, and the term of office of the third class to expire at the third Annual Meeting of
Shareholders.

         (b) Commencing with the first Annual Meeting of Shareholders to be held after the Trigger Date, the directors elected at an annual meeting of shareholders to succeed those whose terms then expire shall be identified as being directors of the same class as the directors whom they succeed, and each of them shall hold office until the third succeeding annual meeting of shareholders and until such director's successor is elected and has qualified.

         (c) Effective on and after the Trigger Date, any vacancies in the Board of Directors for any reason, and any created directorships resulting from any increase in the number of directors, may be filled by the vote of not less than a majority of the members of the Board of Directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the then authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

         (d) Effective on and after the Trigger Date, any director or the entire
Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 66 2/3%
of the outstanding shares of

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the stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this subsection (d) of this Section 3, of this Article VI shall not apply with respect to the director or directors elected by such holders of preferred stock.

         Section 4. Advance Notice of Nominations. Subject to Section 3 of
Article VII, Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the
Corporation.

         Section 5. Limitation on Director Liability. To the fullest extent that the Business Corporations Act or any other law of the Republic of the Marshall
Islands as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for actions taken in their capacity as director or officer of the Corporation, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the
Corporation or its shareholders, (ii) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transactions from which such director derived an improper personal benefit. No amendment to or repeal of this Section 5 of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VII
                              Shareholder Meetings

         Section 1. Meetings Generally. Meetings of shareholders may be held within or without the Republic of the Marshall Islands, as the By-laws of the
Corporation may provide. The books of the Corporation may be kept (subject to any provision of Marshall Islands law) outside the Republic of the Marshall
Islands at such place or places as may be designated from time to time by the
Board or in the By-laws of the Corporation.

         Section 2. Special Meetings. Until the Trigger Date, special meetings of the shareholders shall be called only (i) upon the written request of (x) the
Permitted Holder or (y) the holders of not less than a majority of the combined
Voting Power of the outstanding Voting Stock entitled to vote at such meeting;
or (ii) upon the request of a majority of the Board. Effective on and after the
Trigger Date, special meetings of the shareholders shall be called only (i) upon the request of a majority of the Board; or (ii) upon the written request of the
Permitted Holder. In the event that a special meeting is not called promptly following a written request for a special meeting, the Person entitled to request a special meeting pursuant to this Section 2 of this Article VII may call

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the special meeting. Special meetings of the shareholders may be held at such time and place as may be stated in the notice of meeting.

         Section 3. Advance Notice Requirements. So long as the Permitted Holder owns outstanding shares representing forty point one percent (40.1%) or more of the combined Voting Power of the outstanding Voting Stock, nominations and shareholder proposals by the Permitted Holder, as such, shall not be subject to the advance notice procedures of the By-laws of the Corporation.

         Section 4. Amendments to this Article. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the
By-laws of the Corporation to the contrary (and notwithstanding the fact that some lesser percentage may be specified by law), the affirmative vote of the holders of not less than 66 2/3 % of the outstanding shares of the stock of the
Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article VII.

                                  ARTICLE VIII
                            Action by Written Consent

         Until the Trigger Date, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
Effective on and after the Trigger Date, subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

                                   ARTICLE IX
                                     By-laws

         The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-laws of the Corporation by a vote of not less than a majority of the entire Board of Directors, and the shareholders may not make additional By-laws and may not alter or repeal any By-law, unless by the affirmative vote of not less than 66 2/3 % of the Voting Power of the outstanding Voting Stock. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation to the contrary (and notwithstanding the fact that some lesser percentage may be specified by law), the affirmative vote of not less than 66 2/3 % of the outstanding shares of the Voting Power of the outstanding Voting Stock shall be required to amend, alter, change or repeal this Article IX.

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                                    ARTICLE X
                              Amendment of Articles

         Until the Trigger Date, the affirmative vote of a majority of the outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal these Amended Articles of
Incorporation. Effective on and after the Trigger Date, the affirmative vote of not less than 80% of the outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal these
Articles of Incorporation.

                                   ARTICLE XI
                              Business Combinations

         (a) This Article XI shall be effective on and after the Trigger Date

         (b) The Corporation may not engage in any Business Combination with any
Interested Shareholder for a period of three years following the time of the transaction in which the Person became an Interested Shareholder, unless:

              (1) prior to such time, the Board of Directors of the Corporation approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;

              (2) at or subsequent to the expiration of such three year period, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders of the corporation, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock that is not owned by the
         Interested Shareholder; or

               (3) the shareholder became an Interested Shareholder prior to the consummation of the initial public offering of the Corporation's common stock under the United States Securities Act of 1933.

         (c) The restrictions contained in this section shall not apply if:

                  (1) A shareholder becomes an Interested Shareholder
         inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an
         Interested Shareholder; and (B) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an Interested
         Shareholder but for the inadvertent acquisition of ownership; or

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                  (2) The Business Combination is proposed, after the earlier of either the public announcement or the notice, but before the consummation or abandonment, of a transaction that is with or by a
         Person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board.

         (d)      As used in this Article XI, the term:

                  (1) "Affiliate" means a Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

                  (2) "Associate", when used to indicate a relationship with any
         Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such
         Person serves as trustee or in a similar fiduciary capacity; and (iii)
         any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

                  (3) "Business Combination," when used in reference to the
         Corporation and any Interested Shareholder of the Corporation, means:

                      (i) Any merger or consolidation of the Corporation, or any direct or indirect majority-owned subsidiary of the
                  Corporation with (A) the Interested Shareholder or any of its
                  Affiliates, or (B) any other Person if the merger or
                  consolidation is caused by the Interested Shareholder;

                      (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of
                  transactions), except proportionately as a shareholder of the
                  Corporation, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the
                  Corporation, or of any direct or indirect majority-owned
                  subsidiary of the Corporation, which assets have an aggregate market value equal to 66 2/3 % or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis, or the aggregate market value of all the outstanding shares;

                      (iii) Any transaction which results in the issuance or
                  transfer by the Corporation, or by any direct or indirect
                  majority-owned subsidiary of the Corporation, of any shares of the Corporation, or any shares of such subsidiary, to the
                  Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for,
                  exchangeable for or convertible into shares, or shares of any such

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                  subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a merger with a direct or indirect wholly-owned subsidiary of the Corporation solely for purposes of forming a holding company; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which security is
                  distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder
                  became such; (D) pursuant to an exchange offer by the
                  Corporation to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by the Corporation; provided, however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of any class or series of shares;

                        (iv) Any transaction involving the Corporation, or any
                  direct or indirect majority-owned subsidiary of the
                  Corporation, which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares, or shares of any such subsidiary, or securities
                  convertible into such shares, which is owned by the Interested
                  Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

                        (v) Any receipt by the Interested Shareholder of the
                  benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances,
                  guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the Corporation or any
                  direct or indirect majority-owned subsidiary.

                  (4) "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise. A Person who is the owner of
         20 percent or more of the outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

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                  (5) "Interested Shareholder" means any Person (other than the
         Corporation and any direct or indirect majority-owned subsidiary of the
         Corporation) that (i) is the owner of 15% or more of the outstanding voting shares of the Corporation, or (ii) is an Affiliate or Associate
         of the Corporation and was the owner of 15% or more of the outstanding voting shares of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder; and the
         Affiliates and Associates of such Person; provided, however, that the term "Interested Shareholder" shall not include any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation or by any
         Permitted Holder; provided that such Person shall be an Interested
         Shareholder if thereafter such Person acquires additional shares of voting shares of the Corporation, other than as a result of further action taken by the Corporation not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an
         Interested Shareholder, the voting shares of the Corporation deemed to be outstanding shall include voting shares deemed to be owned by the
         Person through application of paragraph (6) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (6) "Owner," including the terms "own" and "owned," when used with respect to any shares of the Corporation , means a Person that individually or with or through any of its Affiliates or Associates:

                      (i) Beneficially owns such shares, directly or indirectly;
                  or

                      (ii) Has (A) the right to acquire such shares (whether
                  such right is exercisable immediately or only after the
                  passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights,
                  exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such
                  Person or any of such Person's Affiliates or Associates until such tendered shares are accepted for purchase or exchange; or
                  (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any shares because of such
                  Person's right to vote such shares if the agreement,
                  arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                       (iii) Has any agreement, arrangement or understanding
                  for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item
                  (B) of subparagraph (ii) of this paragraph), or disposing of such shares with any other Person that

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                  beneficially owns, or whose Affiliates or Associates
                  beneficially own, directly or indirectly, such shares.

         (e) Any amendment of this Article XI shall not be effective until 12 months after the approval of such amendment at a meeting of the shareholders of the Corporation and shall not apply to any Business Combination between the
Corporation and any Person who became an Interested Shareholder of the
Corporation at or prior to the time of such approval.

         (f) Notwithstanding any other provisions of these Amended and Restated
Articles of Incorporation or the By-laws of the Corporation to the contrary (and notwithstanding the fact that some lesser percentage may be specified by law), the affirmative vote of not less than 66 2/3 % of the Voting Power of the outstanding Voting Stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article XI.

                                   ARTICLE XII
                                  Share Capital

         Under Article V, the Corporation has the authority to issue two hundred million (200,000,000) shares of Common Stock with a par value of $0.001 and five million (5,000,000) shares of Preferred Stock with a par value of $0.001. Prior to this amendment, the Corporation was authorized to issue five hundred (500)
shares of common stock, no par value. These shares had been issued and they were cancelled and replaced by shares of Common Stock with a par value of $0.001.
Pursuant to these Amended and Restated Articles of Incorporation, the total share capital of the Corporation shall be represented exclusively by the two hundred million shares of Common Stock authorised in Article V of these Amended and Restated Articles of Incorporation.

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         IN WITNESS WHEREOF, I, John Palios, Secretary of Capital Maritime &
Trading Corp., have executed these Amended and Restated Articles of
Incorporation as of this 2nd day of June, 2005.

                                                       /s/ John Palios
                                                     --------------------------
                                                       Name:  John Palios
                                                       Title: Secretary